UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2008

AMERICAN INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

70 Pine Street
New York, New York 10270

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 770-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
     On October 27, 2008, four affiliates of American International Group, Inc. (“AIG”) applied for participation in the Federal Reserve Bank of New York’s Commercial Paper Funding Facility (the “CPFF”). AIG Funding, Inc., International Lease Finance Corporation, Curzon Funding LLC and Nightingale Finance LLC may issue up to approximately $6.9 billion, $5.7 billion, $7.2 billion and $1.1 billion, respectively, of commercial paper under the CPFF.
     These AIG affiliates will be participating in the CPFF on the same terms and conditions as other companies that have recently announced plans to participate in the CPFF.
     Proceeds from the issuance of the commercial paper will be used to refinance AIG’s outstanding commercial paper as it matures, meet other working capital needs and make voluntary prepayments under AIG’s $85 billion credit facility with the Federal Reserve Bank of New York.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2008	AMERICAN INTERNATIONAL GROUP, INC. (Registrant) By: /s/ Kathleen E. Shannon Name: Kathleen E. Shannon Title: Senior Vice President and Secretary